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                                                                    EXHIBIT 21.0

                             SUN MICROSYSTEMS, INC.
                                  SUBSIDIARIES

Beduin Nova Scotia Company
Belle Gate Investment B.V.
Dakota Scientific Software, Inc.
Diba, Inc.
Diba Europe Limited
Integrity Arts, Inc.
i-Planet, Inc.
Lighthouse Design, Ltd.
Lighthouse Design R&D Corporation
MAXSTRAT Corporation
MAXSTRAT FS Corporation
NetDynamics International, Inc.
NetDynamics Europe Limited
Sun Microsystems K.K
Red Cape Software, Inc.
Sarrus Software, Inc.
Solaris Corporation
Star Division Corporation
Star Office GmbH
Sun Microsystems (Barbados), Ltd.
Sun Microsystems (Schweiz) A.G
Sun Microsystems AB
Sun Microsystems AO
Sun Microsystems AS
Sun Microsystems Australia Pty. Ltd.
Sun Microsystems Belgium N.V./S.A.
Sun Microsystems Benelux B.V.
Sun Microsystems Bilgisayar Sistemleri Limited Sirketi
Sun Microsystems Czech s.r.o
Sun Microsystems Distributions International, Inc.
Sun Microsystems Danmark A/S
Sun Microsystems (Egypt) LLC
Sun Microsystems Europe Properties, Inc.
Sun Microsystems Europe Properties B.V
Sun Microsystems Federal, Inc.
Sun Microsystems France S.A.
Sun Microsystems GmbH
Sun Microsystems (Hellas) S.A.
Sun Microsystems Holdings Limited
Sun Microsystems Hungary Computing Limited
Liability Company
Sun Microsystems Iberica, S.A.
Sun Microsystems India Private Limited
Sun Microsystems Intercontinental Operations
Sun Microsystems International, Inc.
Sun Microsystems International B.V.
Sun Microsystems Ireland Limited
Sun Microsystems Italia S.p.A.
Sun Microsystems Korea, Ltd.
Sun Microsystems Limited
Sun Microsystems Malaysia Sdn. Bhd.
Sun Microsystems Management Services Corporation
Sun Microsystems Nederland B.V.
Sun Microsystems (NZ) Limited
Sun Microsystems Oy
Sun Microsystems Poland Sp.z.o.o.
Sun Microsystems (Portugal) Tecnias de
Informatica, Sociedade Unipessdal, Limitada
Sun Microsystems Properties, Inc.
Sun Microsystems Pte. Ltd.
Sun Microsystems Saudi Arabia B.V.
Sun Microsystems Scotland B.V.
Sun Microsystems Scotland Limited
Sun Microsystems Slovakia, s.r.o.
Sun Microsystems (South Africa) (Pty) Limited
Sun Microsystems Superannuation Nominees Pty.
Ltd.
Sun Microsystems (Thailand) Limited
Sun Microsystems (U.A.E.) Ltd.
Sun Microsystems de Chile S.A.
Sun Microsystems de Colombia, S.A.
Sun Microsystems de Mexico, S.A. de C.V.
Sun Microsystems de Venezuela, S. A.
Sun Microsystems do Brasil Industria e Comercio
Ltda.
Sun Microsystems of California, Inc.
Sun Microsystems of California, Limited
Sun Microsystems of Canada Inc.
Sun Microsystems China Ltd.
Sun TSI Subsidiary, Inc.
SunSoft, Inc.
SunSoft International, Inc.
Solaris Indemnity, Ltd.
Solaris Assurance, Inc.
Sun Microsystems Risk Management, Inc.
Sun Microsystems Taiwan Limited
Sun Microsystems Israel Limited
Sun Microsystems Technology Pty. Ltd.
Sun Microsystems (China) Co., Ltd.
Sun Microsystems de Argentina S.A.